Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS FOURTH QUARTER 2012

NET INCOME OF $193 MILLION, OR $.21 PER COMMON SHARE AND

FULL YEAR NET INCOME OF $827 MILLION, OR $.88 PER COMMON SHARE

Net interest income up 7.8% from fourth quarter of 2011 to $607 million

Net interest margin expands 24 basis points to 3.37% from fourth quarter of 2011

Average total loans up 6.6% from fourth quarter of 2011 led by

20.7% commercial and industrial loan growth

Average total deposits up 7.3% from fourth quarter of 2011

Net loan charge-offs decline to 44 basis points of average total loans

Ongoing Fit for Growth efficiency initiative charges of $16 million, or $.01 per share incurred during the quarter

CLEVELAND, January 24, 2013 – KeyCorp (NYSE: KEY) today announced fourth quarter net income from continuing operations attributable to Key common shareholders of $193 million, or $.21 per common share, compared to $214 million, or $.23 per common share for the third quarter of 2012, and $201 million, or $.21 per common share for the fourth quarter of 2011. During the fourth quarter Key incurred $16 million, or $.01 per common share of costs associated with its previously announced Fit for Growth efficiency initiative. For 2012, net income from continuing operations attributable to Key common shareholders was $827 million, or $.88 per common share, compared to $857 million, or $.92 per common share for 2011. For 2012, Key incurred $25 million, or $.02 per common share of costs associated with its Fit for Growth efficiency initiative.

“We had a good finish to 2012,” said Chairman and Chief Executive Officer Beth E. Mooney. “Our full-year results reflect success in executing on our strategies to grow loans, add additional payment capabilities to our product line in the form of credit cards and improved mobile banking, and moving forward on our efficiency initiative.”

Mooney added: “Our momentum continued in the most recent quarter. The net interest margin was up 14 basis points versus the prior quarter driven by ongoing liability repricing and growth in both commercial and consumer loan balances. We also experienced significant revenue growth in our Corporate Bank from both our investment banking and commercial mortgage businesses.”

“Progress continues on our efficiency initiative,” said Mooney. “We ended the year with run rate savings of approximately $60 million annualized. We also continued to invest in the future revenue growth of our company by continuing to upgrade our technology to meet the needs of our clients. We remain committed to deliver on our goal of achieving an efficiency ratio in the range of 60% to 65%.”

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

FOURTH QUARTER 2012 FINANCIAL RESULTS

•	Net interest income of $607 million, up $29 million from prior quarter

•	Net interest margin of 3.37%, up 14 basis points from prior quarter due to lower funding costs and increased loan fees

•	Continued loan growth driven by 6% quarterly increase in commercial, financial and agricultural loans

•	Average deposits increased 2% from prior quarter

•	Noninterest expense increased $22 million from prior quarter, of which $10 million was associated with Fit for Growth efficiency initiative

•	Provision for loan and lease losses decreased $52 million from the third quarter of 2012

•	Net loan charge-offs decreased $51 million from prior quarter to .44% of average loans, the lowest level since third quarter of 2007

•	Maintained solid balance sheet with Tier 1 common equity of 11.16%

Selected Financial Highlights

dollars in millions, except per share data				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Income (loss) from continuing operations attributable to Key common shareholders	$193	$214	$201	(9.8)%	(4.0)%
Income (loss) from continuing operations attributable to Key common shareholders per common share	.21	.23	.21	(8.7)	—
Return on average total assets from continuing operations	.97%	1.08%	1.01%	N/A	N/A
Tier 1 common equity	11.16	11.30	11.26	N/A	N/A
Book value at period end	$10.78	$10.64	$10.09	1.3%	6.8%
Net interest margin (TE) from continuing operations	3.37%	3.23%	3.13%	N/A	N/A

TE	= Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Net interest income (TE)	$607	$578	$563	5.0%	7.8%
Noninterest income	466	544	414	(14.3)	12.6

Total revenue	$1,073	$1,122	$977	(4.4)%	9.8%

TE	= Taxable Equivalent

Taxable-equivalent net interest income was $607 million for the fourth quarter of 2012, and the net interest margin was 3.37%. These results compare to taxable-equivalent net interest income of $563 million and a net interest margin of 3.13% for the fourth quarter of 2011. The increase in net interest income and the net interest margin was primarily a result of a change in funding mix from the redemption of certain trust preferred securities, maturity of long-term debt, and maturity of higher-costing certificates of deposit during the past year.

Compared to the third quarter of 2012, taxable-equivalent net interest income increased by $29 million, and the net interest margin improved by 14 basis points. The improvement was driven largely by lower funding costs, resulting from an increase in demand and non-time interest-bearing deposits, and maturity of higher rate certificates of deposit. In addition, Key experienced an increase in loan-related fees compared to the third quarter when the Company wrote-off capitalized loan origination costs of $13 million as a result of the early termination of leveraged leases.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Noninterest Income

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Trust and investment services income	$104	$106	$104	(1.9)%	N/M
Service charges on deposit accounts	75	74	70	1.4	7.1%
Operating lease income	16	17	25	(5.9)	(36.0)
Letter of credit and loan fees	59	52	56	13.5	5.4
Corporate-owned life insurance income	36	26	35	38.5	2.9
Electronic banking fees	18	18	18	N/M	N/M
Gains on leased equipment	2	46	9	(95.7)	(77.8)
Insurance income	14	13	11	7.7	27.3
Net gains (losses) from loan sales	57	39	27	46.2	111.1
Net gains (losses) from principal investing	2	11	(8)	(81.8)	N/M
Investment banking and capital markets income (loss)	47	38	24	23.7	95.8
Other income	36	104	43	(65.4)	(16.3)

Total noninterest income	$466	$544	$414	(14.3)%	12.6%

N/M	= Not Meaningful

Key’s noninterest income was $466 million for the fourth quarter of 2012, compared to $414 million for the year-ago quarter. Net gains (losses) from loan sales increased $30 million from the year-ago quarter due to an increase in volume in Key’s commercial mortgage banking business. Investment banking and capital markets income also increased $23 million from one year ago. The fourth quarter of 2011 included a $24 million charge resulting from VISA’s announcement of a planned increase to its litigation escrow deposit.

Compared to the third quarter of 2012, noninterest income decreased by $78 million. Other income declined $68 million, primarily due to a $54 million gain associated with the redemption of certain trust preferred securities in the third quarter of 2012. Gains on leased equipment also decreased $44 million, primarily related to the early terminations of leveraged leases in the third quarter of 2012. These decreases in noninterest income were partially offset by increases in net gains (losses) from loan sales of $18 million, corporate-owned life insurance income of $10 million, investment banking and capital markets income of $9 million, and letter of credit and loan fees of $7 million.

Noninterest Expense

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Personnel expense	$433	$411	$387	5.4%	11.9%
Nonpersonnel expense	323	323	330	N/M	(2.1)

Total noninterest expense	$756	$734	$717	3.0%	5.4%

N/M	= Not Meaningful

Key’s noninterest expense was $756 million for the fourth quarter of 2012, compared to $717 million for the same period last year. Personnel expense increased $46 million due to several factors – an increase in contract labor for technology investments attributable to the previously announced credit card portfolio acquisitions and related implementation of new payment systems and merchant services processing; higher employee benefits due to an increase in medical claims expense and an adjustment to the annual retirement contribution accrual; and severance expense associated with Key’s Fit for Growth efficiency initiative. Nonpersonnel expense decreased $7 million from one year ago. Operating lease expense, other real estate owned (OREO) and marketing expense decreased from the year ago quarter. These declines were partially offset by an increase of $11 million related to the amortization of the intangible assets associated with the third quarter 2012 acquisitions of the previously announced credit card portfolio as well as the branches in Western New York.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Compared to the third quarter of 2012, noninterest expense increased by $22 million due to increases in personnel expense. Salaries were up due to the previously discussed technology investment spend along with an increase in employee benefits due to higher medical claims expense and an adjustment to the annual retirement contribution accrual. Severance expense also increased as a result of Key’s Fit for Growth efficiency initiative. Nonpersonnel expense in total was unchanged from the third quarter of 2012.

BALANCE SHEET HIGHLIGHTS

As of December 31, 2012, Key had total assets of $89.2 billion compared to $87.0 billion at September 30, 2012, and $88.8 billion at December 31, 2011.

Average Loans

dollars in millions				Change 12-31-12 vs.
	12-31-12	9-30-12	12-31-11	9-30-12	12-31-11
Commercial, financial and agricultural (a)	$22,436	$21,473	$18,590	4.5%	20.7%
Other commercial loans	13,494	13,605	15,185	(.8)	(11.1)
Total home equity loans	10,218	10,202	9,833	.2	3.9
Other consumer loans	5,711	5,415	5,056	5.5	13.0

Total loans	$51,859	$50,695	$48,664	2.3%	6.6%

(a)	Commercial, financial and agricultural average balance for the three months ended December 31, 2012 and September 30, 2012 includes $90 million and $54 million of assets from commercial credit cards, respectively.

Average loans were $51.9 billion for the fourth quarter of 2012, an increase of $3.2 billion compared to the fourth quarter of 2011. Commercial, financial and agricultural loans grew by $3.8 billion over the year-ago quarter, with strong growth across Key’s corporate and middle market segments. In addition, the third quarter 2012 credit card portfolio and Western New York branch acquisitions added $1 billion of mostly consumer loans. This growth was partially offset by managed declines in the commercial real estate portfolio, the equipment lease portfolio, which included the early termination of certain leveraged leases in the exit portfolio, and run-off of consumer loans in the designated exit portfolio.

Compared to the third quarter of 2012, average loans increased by $1.2 billion. Much of the growth in loans was attributable to a $759 million increase in commercial and industrial lending within the commercial, financial and agricultural loan category. In addition, the full fourth quarter impact of the third quarter 2012 credit card portfolio acquisitions added $257 million to average loans.

Key originated approximately $10.2 billion in new or renewed lending commitments to consumers and businesses during the fourth quarter of 2012 and $37.8 billion for 2012.

Average Deposits

dollars in millions				Change 12-31-12 vs.
	12-31-12	9-30-12	12-31-11	9-30-12	12-31-11
Non-time deposits	$56,229	$54,098	$48,800	3.9%	15.2%
Certificates of deposits ($100,000 or more)	2,992	3,420	4,275	(12.5)	(30.0)
Other time deposits	4,714	5,158	6,505	(8.6)	(27.5)

Total deposits	$63,935	$62,676	$59,580	2.0%	7.3%

Cost of interest-bearing deposits	.47%	.57%	.82%	N/A	N/A

N/A	= Not Applicable

Average deposits totaled $63.9 billion for the fourth quarter of 2012, an increase of $4.4 billion compared to the year-ago quarter. The growth reflects an increase in demand deposits of $3.4 billion and the impact of Key’s third quarter 2012 Western New York branch acquisition, which added $2 billion of mostly interest-bearing non-time deposits.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Compared to the third quarter of 2012, average deposits increased by $1.3 billion. The growth was largely due to an increase of $1 billion in demand deposits.

ASSET QUALITY

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Net loan charge-offs	$58	$109	$105	(46.8)%	(44.8)%
Net loan charge-offs to average loans	.44%	.86%	.86%	N/A	N/A
Nonperforming loans at period end (a)	$674	$653	$727	3.2	(7.3)
Nonperforming assets at period end	735	718	859	2.4	(14.4)
Allowance for loan and lease losses	888	888	1,004	—	(11.6)%
Allowance for loan and lease losses to nonperforming loans	132%	136%	138%	N/A	N/A
Provision (credit) for loan and lease losses	$57	$109	$(22)	(47.7)%	N/M

(a)	December 31, 2012 and September 30, 2012 amounts exclude $23 million and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.
N/A	= Not Applicable, N/M = Not Meaningful

Key’s provision for loan and lease losses was $57 million for the fourth quarter of 2012, compared to $109 million for the third quarter of 2012 and a credit of $22 million for the year-ago quarter. Key’s allowance for loan and lease losses was $888 million, or 1.68% of total period-end loans at December 31, 2012, compared to 1.73% at September 30, 2012, and 2.03% at December 31, 2011.

Net loan charge-offs for the fourth quarter of 2012 totaled $58 million, or .44% of average loans. These results compare to $109 million, or .86% for the third quarter of 2012, and $105 million, or .86% for the same period last year. The third quarter of 2012 included $45 million of incremental net loan charge-offs reported in accordance with updated regulatory guidance. Further review of the loans subject to this updated regulatory guidance was performed during the fourth quarter of 2012 and resulted in a partial home equity loan charge-off reversal and reallocation of the updated charge-off amounts to other consumer loan portfolios.

At December 31, 2012, Key’s nonperforming loans totaled $674 million and represented 1.28% of period-end portfolio loans, compared to 1.27% at September 30, 2012 and 1.47% at December 31, 2011. Nonperforming loans at December 31, 2012 included $46 million of loans related to the regulatory guidance issued in the second and third quarters of 2012. Nonperforming assets at December 31, 2012, totaled $735 million and represented 1.39% of portfolio loans and OREO and other nonperforming assets, compared to 1.39% at September 30, 2012, and 1.73% at December 31, 2011.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2012.

Capital Ratios

	12-31-12	9-30-12	12-31-11
Tier 1 common equity (a), (b)	11.16%	11.30%	11.26%
Tier 1 risk-based capital (a)	11.94	12.10	12.99
Total risk based capital (a)	14.86	15.17	16.51
Tangible common equity to tangible assets (b)	10.15	10.39	9.88

(a)	12-31-12 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at December 31, 2012, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.16% and 11.94%, respectively. In addition, the tangible common equity ratio was 10.15% at December 31, 2012.

Summary of Changes in Common Shares Outstanding

in thousands				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Shares outstanding at beginning of period	936,195	945,473	952,808	(1.0)%	(1.7)%
Common shares repurchased	(10,530)	(9,639)	—	N/M	N/M
Shares reissued (returned) under employee benefit plans	104	361	200	(71.2)	(48.0)

Shares outstanding at end of period	925,769	936,195	953,008	(1.1)%	(2.9)%

N/M	= Not Meaningful

As previously reported and as authorized by Key’s Board of Directors and pursuant to Key’s 2012 capital plan submitted to the Federal Reserve and not objected to by the Federal Reserve, Key had authority to repurchase up to $344 million of its Common Shares for general repurchase and repurchases in connection with employee elections under its compensation and benefit programs.

During the fourth quarter of 2012, Key completed $89 million of Common Share repurchases. Following completion of these repurchases, Key has remaining authority to repurchase up to $88 million of its Common Shares for general repurchase and repurchases in connection with employee elections under its compensation and benefit programs. Key’s existing repurchase program does not have an expiration date. Common Share repurchases under the current authorization are expected to be executed through the first quarter of 2013.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Revenue from continuing operations (TE)
Key Community Bank	$567	$576	$546	(1.6)%	3.8%
Key Corporate Bank	424	392	412	8.2	2.9
Other segments	86	160	43	(46.3)	100.0

Total segments	1,077	1,128	1,001	(4.5)	7.6
Reconciling items	(4)	(6)	(24)	N/M	N/M

Total	$1,073	$1,122	$977	(4.4)%	9.8%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$31	$(23)	$40	N/M	(22.5)%
Key Corporate Bank	130	118	156	10.2%	(16.7)
Other segments	43	102	23	(57.8)	87.0

Total segments	204	197	219	3.6	(6.8)
Reconciling items	(5)	22	(12)	N/M	N/M

Total	$199	$219	$207	(9.1)%	(3.9)%

TE	= Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Summary of operations
Net interest income (TE)	$370	$365	$365	1.4%	1.4%
Noninterest income	197	211	181	(6.6)	8.8

Total revenue (TE)	567	576	546	(1.6)	3.8
Provision (credit) for loan and lease losses	23	120	30	(80.8)	(23.3)
Noninterest expense	529	512	476	3.3%	11.1

Income (loss) before income taxes (TE)	15	(56)	40	N/M	(62.5)
Allocated income taxes (benefit) and TE adjustments	(16)	(33)	—	N/M	N/M

Net income (loss) attributable to Key	$31	$(23)	$40	N/M	(22.5)%

Average balances
Loans and leases	$29,252	$28,386	$26,406	3.1%	10.8%
Total assets	33,086	32,136	29,867	3.0	10.8
Deposits	50,123	49,537	48,076	1.2	4.3

Assets under management at period end	$22,334	$21,988	$17,938	1.6%	24.5%

TE	= Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Additional Key Community Bank Data

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Noninterest income
Trust and investment services income	$50	$51	$45	(2.0)%	11.1%
Service charges on deposit accounts	61	62	59	(1.6)	3.4
Electronic banking fees	18	18	18	—	—
Other noninterest income	68	80	59	(15.0)	15.3

Total noninterest income	$197	$211	$181	(6.6)%	8.8%

Average deposit balances
NOW and money market deposit accounts	$25,765	$25,072	$22,524	2.8%	14.4%
Savings deposits	2,403	2,373	1,959	1.3	22.7
Certificates of deposit ($100,000 or more)	2,623	2,941	3,639	(10.8)	(27.9)
Other time deposits	4,703	5,137	6,491	(8.4)	(27.5)
Deposits in foreign office	355	344	393	3.2	(9.7)
Noninterest-bearing deposits	14,274	13,670	13,070	4.4	9.2

Total deposits	$50,123	$49,537	$48,076	1.2%	4.3%

Home equity loans
Average balance	$9,807	$9,734	$9,280
Weighted-average loan-to-value ratio (at date of origination)	70%	71%	70%
Percent first lien positions	55	54	53
Other data
Branches	1,088	1,087	1,058
Automated teller machines	1,611	1,620	1,579

Key Community Bank Summary of Operations

•	Six consecutive quarters of average loan growth

•	Core deposits up $4.9 billion, or 12.8% from the prior year and $1.3 billion, or 3.2% from the prior quarter

Key Community Bank recorded net income attributable to Key of $31 million for the fourth quarter of 2012, compared to $40 million for the year-ago quarter.

Taxable-equivalent net interest income increased by $5 million, or 1.4% from the fourth quarter of 2011. Average loans and leases grew 10.8% while average deposits increased 4.3% from one year ago. The Western New York branch and credit card portfolio acquisitions contributed $33 million to net interest income, $1 billion to average loans and leases, and $2 billion to deposits. The positive contribution to net interest income from the acquisitions was partially offset by a lower earnings credit applied to deposits in the current period compared to the same period one year ago.

Noninterest income increased by $16 million, or 8.8% from the year-ago quarter. Credit card and merchant fees increased $9 million due to the acquisition of the credit card portfolio in the third quarter of 2012. Trust and investment services income increased $5 million, primarily due to an increase in assets under management resulting from market appreciation and increased production. Service charges on deposit accounts also increased $2 million.

The provision for loan and lease losses decreased by $7 million, or 23.3% compared to the fourth quarter of 2011, primarily as a result of lower net loan charge-offs from the same period one year ago. Net loan charge-offs were $12 million for the fourth quarter of 2012, down $59 million from the same period one year ago.

Noninterest expense increased by $53 million, or 11.1% from the year-ago quarter. Key’s third quarter 2012 Western New York branch and credit card portfolio acquisitions contributed $30 million to the increase in noninterest expense spread across several expense categories, including personnel, loan servicing and intangible amortization expense, which increased $11 million. Personnel expense, excluding the impact of acquisitions, was $8 million higher than one year ago. Various other miscellaneous expenses also increased from the same period one year ago.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Key Corporate Bank

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Summary of operations
Net interest income (TE)	$188	$182	$177	3.3%	6.2%
Noninterest income	236	210	235	12.4	.4

Total revenue (TE)	424	392	412	8.2	2.9
Provision (credit) for loan and lease losses	11	(3)	(61)	N/M	N/M
Noninterest expense	206	209	228	(1.4)	(9.6)

Income (loss) before income taxes (TE)	207	186	245	11.3	(15.5)
Allocated income taxes and TE adjustments	77	68	89	13.2	(13.5)

Net income (loss) attributable to Key	$130	$118	$156	10.2%	(16.7)%

Average balances
Loans and leases	$19,477	$18,886	$17,784	3.1%	9.5%
Loans held for sale	538	441	356	22.0	51.1
Total assets	23,461	22,914	21,811	2.4	7.6
Deposits	13,672	12,873	11,162	6.2	22.5
Assets under management at period end	$28,340	$27,682	$33,794	2.4%	(16.1)%

TE	= Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 4Q12 vs.
	4Q12	3Q12	4Q11	3Q12	4Q11
Noninterest income
Trust and investment services income	$55	$56	$58	(1.8)%	(5.2)%
Investment banking and debt placement fees (a)	109	82	62	32.9	75.8
Operating lease income and other leasing gains (b)	18	20	26	(10.0)	(30.8)
Corporate services income (c)	30	27	44	11.1	(31.8)
Other noninterest income	24	25	45	(4.0)	(46.7)

Total noninterest income	$236	$210	$235	12.4%	.4%

(a)	Included in “Investment banking and capital markets income (loss),” “Net gains (losses) from loan sales,” and “Letter of credit and loan fees” on the Consolidated Statements of Income.
(b)	Included in “Operating lease income” and “Gains on leased equipment” on the Consolidated Statements of Income.
(c)	Included in “Service charges on deposit accounts,” “Letter of credit and loan fees,” and “Investment banking and capital markets income (loss)” on the Consolidated Statements of Income.

Key Corporate Bank Summary of Operations

•	Investment banking and debt placement fees were $109 million for the fourth quarter of 2012, up $47 million, or 75.8% from the prior year and up $27 million, or 32.9% from the prior quarter

•	Average loan balances up 9.5% from the prior year and 3.1% from the prior quarter

•	Average deposits up 22.5% from the prior year and 6.2% from the prior quarter

Key Corporate Bank recorded net income attributable to Key of $130 million for the fourth quarter of 2012, compared to $156 million for the same period one year ago.

Taxable-equivalent net interest income increased by $11 million, or 6.2% compared to the fourth quarter of 2011. Average earning assets increased $1.7 billion, or 8.9% from the year-ago quarter, and average deposit balances increased $2.5 billion, or 22.5% from the year-ago quarter, contributing to the improvement in net interest income.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Noninterest income increased by $1 million, or .4% from the fourth quarter of 2011. Net gains (losses) from loan sales from commercial mortgage banking activities in the Real Estate Capital line of business increased $30 million. This increase was offset by a $23 million decline in other income due to gains realized in the fourth quarter of 2011 related to the disposition of certain investments held by the Real Estate Capital line of business and a $7 million decrease in operating lease revenue compared to the year-ago quarter.

The provision for loan and lease losses in the fourth quarter of 2012 was a charge of $11 million compared to a credit of $61 million for the same period one year ago. Net loan charge-offs were $21 million for the fourth quarter of 2012, up $9 million from the same period one year ago.

Noninterest expense decreased by $22 million, or 9.6% from the fourth quarter of 2011. Contributing to the decline in noninterest expense were decreases in personnel expense of $7 million, operating lease expense of $4 million, and other miscellaneous expenses of $8 million. In addition, the provision (credit) for losses on lending-related commitments was a credit of $16 million compared to a credit of $10 million one year ago.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $43 million for the fourth quarter of 2012, compared to net income attributable to Key of $23 million for the same period last year. These results were primarily attributable to increases in net interest income of $31 million and net gains (losses) from principal investing of $10 million, partially offset by an increase in the loan and lease loss provision of $16 million.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $89.2 billion at December 31, 2012.

Key provides deposit, lending, cash management and investment services to individuals, small and mid-sized businesses in 14 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

CONTACTS:

ANALYSTS Vernon L. Patterson 216.689.0520 Vernon_Patterson@KeyBank.com	MEDIA Jack Sparks 720.904.4554 Jack_Sparks@KeyBank.com Twitter: @keybank_news
Kelly L. Lammers 216.689.3133 Kelly_L_Lammers@KeyBank.com
INVESTOR RELATIONS: www.key.com/ir	KEY MEDIA NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012, and September 30, 2012, each of which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, January 24, 2013. An audio replay of the call will be available through January 31, 2013.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

KeyCorp

Fourth Quarter 2012

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
21	Noninterest Income
21	Trust and Investment Services Income
21	Investment Banking and Capital Markets Income (Loss)
22	Noninterest Expense
22	Personnel Expense
23	Loan Composition
23	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
24	Exit Loan Portfolio From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
25	Summary of Loan and Lease Loss Experience From Continuing Operations
26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans From Continuing Operations
27	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations
27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
28	Line of Business Results

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	12-31-12	9-30-12	12-31-11
Summary of operations
Net interest income (TE)	$607	$578	$563
Noninterest income	466	544	414

Total revenue (TE)	1,073	1,122	977
Provision (credit) for loan and lease losses	57	109	(22)
Noninterest expense	756	734	717
Income (loss) from continuing operations attributable to Key	199	219	207
Income (loss) from discontinued operations, net of taxes (b)	4	—	(7)
Net income (loss) attributable to Key	203	219	200

Income (loss) from continuing operations attributable to Key common shareholders	$193	$214	$201
Income (loss) from discontinued operations, net of taxes (b)	4	—	(7)
Net income (loss) attributable to Key common shareholders	197	214	194
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.23	$.21
Income (loss) from discontinued operations, net of taxes (b)	—	—	(.01)
Net income (loss) attributable to Key common shareholders (e)	.21	.23	.20
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.21	.23	.21
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	—	—	(.01)
Net income (loss) attributable to Key common shareholders — assuming dilution (e)	.21	.23	.20
Cash dividends paid	.05	.05	.03
Book value at period end	10.78	10.64	10.09
Tangible book value at period end	9.67	9.54	9.11
Market price at period end	8.42	8.74	7.69
Performance ratios
From continuing operations:
Return on average total assets	.97%	1.08%	1.01%
Return on average common equity	7.70	8.57	8.26
Return on average tangible common equity (a)	8.59	9.56	9.15
Net interest margin (TE)	3.37	3.23	3.13
Cash efficiency ratio (a)	69.34	64.62	73.29
From consolidated operations:
Return on average total assets	.93%	1.01%	.91%
Return on average common equity	7.86	8.57	7.97
Return on average tangible common equity (a)	8.77	9.56	8.83
Net interest margin (TE)	3.29	3.14	3.04
Loan to deposit (d)	85.77	86.24	87.00
Capital ratios at period end
Key shareholders’ equity to assets	11.51%	11.79%	11.16%
Tangible Key shareholders’ equity to tangible assets	10.48	10.73	10.21
Tangible common equity to tangible assets (a)	10.15	10.39	9.88
Tier 1 common equity (a), (c)	11.16	11.30	11.26
Tier 1 risk-based capital (c)	11.94	12.10	12.99
Total risk-based capital (c)	14.86	15.17	16.51
Leverage (c)	11.37	11.37	11.79
Asset quality — from continuing operations
Net loan charge-offs	$58	$109	$105
Net loan charge-offs to average loans	.44%	.86%	.86%
Allowance for loan and lease losses to annualized net loan charge-offs	384.85	204.78	241.01
Allowance for loan and lease losses	$888	$888	$1,004
Allowance for credit losses	917	931	1,049
Allowance for loan and lease losses to period-end loans	1.68%	1.73%	2.03%
Allowance for credit losses to period-end loans	1.74	1.81	2.12
Allowance for loan and lease losses to nonperforming loans	131.75	135.99	138.10
Allowance for credit losses to nonperforming loans	136.05	142.57	144.29
Nonperforming loans at period end (f)	$674	$653	$727
Nonperforming assets at period end	735	718	859
Nonperforming loans to period-end portfolio loans	1.28%	1.27%	1.47%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.39	1.39	1.73
Trust and brokerage assets
Assets under management	$50,674	$49,670	$51,732
Nonmanaged and brokerage assets	25,197	24,220	30,639
Other data
Average full-time equivalent employees	15,589	15,833	15,381
Branches	1,088	1,087	1,058
Taxable-equivalent adjustment	$6	$6	$6

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-12	12-31-11
Summary of operations
Net interest income (TE)	$2,288	$2,292
Noninterest income	1,967	1,808

Total revenue (TE)	4,255	4,100
Provision (credit) for loan and lease losses	229	(60)
Noninterest expense	2,907	2,790
Income (loss) from continuing operations attributable to Key	849	964
Income (loss) from discontinued operations, net of taxes (b)	9	(44)
Net income (loss) attributable to Key	858	920
Income (loss) from continuing operations attributable to Key common shareholders	$827	$857
Income (loss) from discontinued operations, net of taxes (b)	9	(44)
Net income (loss) attributable to Key common shareholders	836	813
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.88	$.92
Income (loss) from discontinued operations, net of taxes (b)	.01	(.05)
Net income (loss) attributable to Key common shareholders (e)	.89	.87
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.88	.92
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	.01	(.05)
Net income (loss) attributable to Key common shareholders — assuming dilution (e)	.89	.87
Cash dividends paid	.18	.10
Performance ratios
From continuing operations:
Return on average total assets	1.05%	1.17%
Return on average common equity	8.39	9.26
Net interest margin (TE)	3.21	3.16
From consolidated operations:
Return on average total assets	.99%	1.04%
Return on average common equity	8.48	8.79
Net interest margin (TE)	3.13	3.09
Asset quality — from continuing operations
Net loan charge-offs	$345	$541
Net loan charge-offs to average loans	.69%	1.11%
Other data
Average full-time equivalent employees	15,589	15,381
Taxable-equivalent adjustment	$24	$25

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(c)	12-31-12 ratio is estimated.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	Earnings per share may not foot due to rounding.
(f)	December 31, 2012 and September 30, 2012 amounts exclude $23 million and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors to assist in the development of their earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	12-31-12	9-30-12	12-31-11
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,271	$10,251	$9,905
Less: Intangible assets (a)	1,027	1,031	934
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$8,953	$8,929	$8,680

Total assets (GAAP)	$89,236	$86,950	$88,785
Less: Intangible assets (a)	1,027	1,031	934

Tangible assets (non-GAAP)	$88,209	$85,919	$87,851

Tangible common equity to tangible assets ratio (non-GAAP)	10.15%	10.39%	9.88%
Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,271	$10,251	$9,905
Qualifying capital securities	339	339	1,046
Less: Goodwill	979	979	917
Accumulated other comprehensive income (loss) (b)	(172)	(109)	(72)
Other assets (c)	117	121	72

Total Tier 1 capital (regulatory)	9,686	9,599	10,034
Less: Qualifying capital securities	339	339	1,046
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$9,056	$8,969	$8,697

Net risk-weighted assets (regulatory) (c), (d)	$81,150	$79,363	$77,214
Tier 1 common equity ratio (non-GAAP) (d)	11.16%	11.30%	11.26%
Pre-provision net revenue
Net interest income (GAAP)	$601	$572	$557
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income	466	544	414
Less: Noninterest expense	756	734	717

Pre-provision net revenue from continuing operations (non-GAAP)	$317	$388	$260

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	12-31-12	9-30-12	12-31-11
Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,261	$10,222	$9,943
Less: Intangible assets (average) (a)	1,030	1,026	934
Preferred Stock, Series A (average)	291	291	291

Average tangible common equity (non-GAAP)	$8,940	$8,905	$8,718

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$193	$214	$201
Average tangible common equity (non-GAAP)	8,940	8,905	8,718
Return on average tangible common equity from continuing operations (non-GAAP)	8.59%	9.56%	9.15%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$197	$214	$194
Average tangible common equity (non-GAAP)	8,940	8,905	8,718
Return on average tangible common equity consolidated (non-GAAP)	8.77%	9.56%	8.83%
Cash efficiency ratio
Noninterest expense (GAAP)	$756	$734	$717
Less: Intangible asset amortization on credit cards	8	6	—
Other intangible asset amortization	4	3	1

Adjusted noninterest expense (non-GAAP)	$744	$725	$716

Net interest income (GAAP)	$601	$572	$557
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income	466	544	414

Total taxable-equivalent revenue (non-GAAP)	$1,073	$1,122	$977

Cash efficiency ratio (non-GAAP)	69.34%	64.62%	73.29%

	Three months ended
	12-31-12	9-30-12
Tier 1 common equity under Basel III (estimates)
Tier 1 common equity under Basel I	$9,056	$8,969
Adjustments from Basel I to Basel III:
Cumulative other comprehensive income (e)	(197)	(145)
Deferred tax assets (f)	(80)	(72)

Tier 1 common equity anticipated under Basel III	$8,779	$8,752

Total risk-weighted assets under Basel I	$81,150	$79,363
Adjustments from Basel I to Basel III:
Market risk impact	1,225	579
Loan commitments less than one year	952	1,127
Residential mortgage and home equity loans	1,855	1,855
Other	1,173	1,119

Total risk-weighted assets under Basel III (g)	$86,355	$84,043

Tier 1 common equity ratio under Basel III	10.17%	10.41%

(a)	Three months ended December 31, 2012 and September 30, 2012 exclude $123 million and $130 million, respectively, of period end purchased credit card receivable intangible assets. Three months ended December 31, 2012 and September 30, 2012 exclude $126 million and $86 million, respectively, of average ending purchased credit card receivable intangible assets.
(b)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(c)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at December 31, 2012, September 30, 2012, and December 31, 2011.
(d)	12-31-12 amount is estimated.
(e)	Includes AFS mark-to-market, cash flow hedges on items recognized at fair value on the balance sheet, and defined benefit pension liability.
(f)	Deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards.
(g)	The amount of regulatory capital and risk-weighted assets estimated under Basel III (as fully phased-in on January 1, 2019) is based upon the federal banking agencies’ notice of proposed rulemaking, which implement Basel III and the Standardized Approach.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Consolidated Balance Sheets

(dollars in millions)

	12-31-12	9-30-12	12-31-11
Assets
Loans	$52,822	$51,419	$49,575
Loans held for sale	599	628	728
Securities available for sale	12,094	11,962	16,012
Held-to-maturity securities	3,931	4,153	2,109
Trading account assets	605	663	623
Short-term investments	3,940	2,208	3,519
Other investments	1,064	1,106	1,163

Total earning assets	75,055	72,139	73,729
Allowance for loan and lease losses	(888)	(888)	(1,004)
Cash and due from banks	585	974	694
Premises and equipment	965	942	944
Operating lease assets	288	290	350
Goodwill	979	979	917
Other intangible assets	171	182	17
Corporate-owned life insurance	3,333	3,309	3,256
Derivative assets	693	771	945
Accrued income and other assets	2,801	2,871	3,077
Discontinued assets	5,254	5,381	5,860

Total assets	$89,236	$86,950	$88,785

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$32,380	$30,573	$27,954
Savings deposits	2,433	2,393	1,962
Certificates of deposit ($100,000 or more)	2,879	3,226	4,111
Other time deposits	4,575	4,941	6,243

Total interest-bearing deposits	42,267	41,133	40,270
Noninterest-bearing deposits	23,319	22,486	21,098
Deposits in foreign office — interest-bearing	407	569	588

Total deposits	65,993	64,188	61,956
Federal funds purchased and securities sold under repurchase agreements	1,609	1,746	1,711
Bank notes and other short-term borrowings	287	388	337
Derivative liabilities	584	657	1,026
Accrued expense and other liabilities	1,425	1,238	1,763
Long-term debt	6,847	6,119	9,520
Discontinued liabilities	2,182	2,335	2,550

Total liabilities	78,927	76,671	78,863

Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	4,126	4,118	4,194
Retained earnings	6,913	6,762	6,246
Treasury stock, at cost	(1,952)	(1,868)	(1,815)
Accumulated other comprehensive income (loss)	(124)	(69)	(28)

Key shareholders’ equity	10,271	10,251	9,905
Noncontrolling interests	38	28	17

Total equity	10,309	10,279	9,922

Total liabilities and equity	$89,236	$86,950	$88,785

Common shares outstanding (000)	925,769	936,195	953,008

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-12	9-30-12	12-31-11	12-31-12	12-31-11
Interest income
Loans	$563	$538	$542	$2,155	$2,206
Loans held for sale	5	5	4	20	14
Securities available for sale	85	93	128	399	583
Held-to-maturity securities	19	21	9	69	12
Trading account assets	3	4	5	18	26
Short-term investments	2	1	1	6	6
Other investments	11	9	9	38	42

Total interest income	688	671	698	2,705	2,889

Interest expense
Deposits	49	60	85	257	390
Federal funds purchased and securities sold under repurchase agreements	1	1	1	4	5
Bank notes and other short-term borrowings	2	1	2	7	11
Long-term debt	35	37	53	173	216

Total interest expense	87	99	141	441	622

Net interest income	601	572	557	2,264	2,267
Provision (credit) for loan and lease losses	57	109	(22)	229	(60)

Net interest income (expense) after provision for loan and lease losses	544	463	579	2,035	2,327
Noninterest income
Trust and investment services income	104	106	104	421	434
Service charges on deposit accounts	75	74	70	287	281
Operating lease income	16	17	25	75	122
Letter of credit and loan fees	59	52	56	221	213
Corporate-owned life insurance income	36	26	35	122	121
Net securities gains (losses) (a)	—	—	—	—	1
Electronic banking fees	18	18	18	72	114
Gains on leased equipment	2	46	9	111	25
Insurance income	14	13	11	50	53
Net gains (losses) from loan sales	57	39	27	150	75
Net gains (losses) from principal investing	2	11	(8)	72	78
Investment banking and capital markets income (loss)	47	38	24	165	134
Other income	36	104	43	221	157

Total noninterest income	466	544	414	1,967	1,808
Noninterest expense
Personnel	433	411	387	1,618	1,520
Net occupancy	69	65	66	260	258
Operating lease expense	12	13	18	57	94
Computer processing	39	43	42	166	166
Business services and professional fees	55	49	57	193	186
FDIC assessment	8	7	7	31	52
OREO expense, net	1	1	5	15	13
Equipment	27	27	25	107	103
Marketing	20	18	24	68	60
Provision (credit) for losses on lending-related commitments	(14)	(8)	(11)	(16)	(28)
Intangible asset amortization on credit cards	8	6	—	14	—
Other intangible asset amortization	4	3	1	9	4
Other expense	94	99	96	385	362

Total noninterest expense	756	734	717	2,907	2,790

Income (loss) from continuing operations before income taxes	254	273	276	1,095	1,345
Income taxes	55	52	69	239	369

Income (loss) from continuing operations	199	221	207	856	976
Income (loss) from discontinued operations, net of taxes	4	—	(7)	9	(44)

Net income (loss)	203	221	200	865	932
Less: Net income (loss) attributable to noncontrolling interests	—	2	—	7	12

Net income (loss) attributable to Key	$203	$219	$200	$858	$920

Income (loss) from continuing operations attributable to Key common shareholders	$193	$214	$201	$827	$857
Net income (loss) attributable to Key common shareholders	197	214	194	836	813
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.23	$.21	$.88	$.92
Income (loss) from discontinued operations, net of taxes	—	—	(.01)	.01	(.05)
Net income (loss) attributable to Key common shareholders (b)	.21	.23	.20	.89	.87
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.23	$.21	$.88	$.92
Income (loss) from discontinued operations, net of taxes	—	—	(.01)	.01	(.05)
Net income (loss) attributable to Key common shareholders (b)	.21	.23	.20	.89	.87
Cash dividends declared per common share	$.05	$.05	$.03	$.18	$.10
Weighted-average common shares outstanding (000)	925,725	936,223	948,658	938,941	931,934
Weighted-average common shares and potential common shares outstanding (000) (c)	930,382	940,764	951,684	943,259	935,801

(a)	For the three months ended December 31, 2012, September 30, 2012, and December 31, 2011, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Fourth Quarter 2012				Third Quarter 2012				Fourth Quarter 2011
	Average				Average				Average
	Balance		Interest (a)	Yield/Rate (a)	Balance		Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$22,436	(h)	$213	3.77%	$21,473	(h)	$203	3.76%	$18,590	$183	3.90%
Real estate — commercial mortgage	7,555		82	4.35	7,463		83	4.40	8,090	92	4.48
Real estate — construction	1,070		14	4.94	1,116		12	4.55	1,380	16	4.68
Commercial lease financing	4,869		49	4.01	5,026		39	3.13	5,715	65	4.58

Total commercial loans	35,930		358	3.96	35,078		337	3.83	33,775	356	4.19
Real estate — residential mortgage	2,164		26	4.70	2,092		25	4.80	1,918	24	5.15
Home equity:
Key Community Bank	9,807		98	3.99	9,734		99	4.02	9,280	96	4.10
Other	411		9	8.23	468		9	7.73	553	11	7.68

Total home equity loans	10,218		107	4.16	10,202		108	4.19	9,833	107	4.30
Consumer other — Key Community Bank	1,339		32	9.63	1,297		32	9.65	1,191	30	9.62
Credit cards	714		23	13.15	432		17	15.38	—	—	—
Consumer other:
Marine	1,403		22	6.16	1,493		22	6.28	1,820	29	6.35
Other	91		1	8.25	101		3	8.02	127	2	7.87

Total consumer other	1,494		23	6.29	1,594		25	6.39	1,947	31	6.44

Total consumer loans	15,929		211	5.30	15,617		207	5.26	14,889	192	5.12

Total loans	51,859		569	4.37	50,695		544	4.27	48,664	548	4.47
Loans held for sale	618		5	3.47	532		5	3.28	440	4	3.36
Securities available for sale (b), (e)	11,980		84	2.95	12,608		94	3.07	16,790	128	3.16
Held-to-maturity securities (b)	4,036		19	1.94	4,251		21	1.94	1,648	9	2.12
Trading account assets	606		3	1.91	693		4	2.10	736	5	2.72
Short-term investments	2,090		2	.27	1,868		1	.24	2,929	1	.26
Other investments (e)	1,088		12	4.05	1,134		8	3.08	1,181	9	2.98

Total earning assets	72,277		694	3.85	71,781		677	3.78	72,388	704	3.90
Allowance for loan and lease losses	(898)				(883)				(1,057)
Accrued income and other assets	9,941				9,957				9,942
Discontinued assets — education lending business	5,287				5,421				5,912

Total assets	$86,607				$86,276				$87,185

Liabilities
NOW and money market deposit accounts	$31,058		14	.18	$30,176		14	.19	$27,722	15	.22
Savings deposits	2,408		—	.06	2,378		1	.06	1,964	—	.06
Certificates of deposit ($100,000 or more) (f)	2,992		16	2.15	3,420		22	2.53	4,275	32	2.97
Other time deposits	4,714		18	1.52	5,158		23	1.76	6,505	37	2.24
Deposits in foreign office	874		1	.21	666		—	.21	650	1	.25

Total interest-bearing deposits	42,046		49	.47	41,798		60	.57	41,116	85	.82
Federal funds purchased and securities sold under repurchase agreements	1,702		1	.16	1,822		1	.17	1,747	1	.25
Bank notes and other short-term borrowings	306		2	1.97	390		1	1.53	471	2	1.87
Long-term debt (f), (g)	3,301		35	4.84	3,793		37	4.43	7,020	53	3.21

Total interest-bearing liabilities	47,355		87	.73	47,803		99	.83	50,354	141	1.12

Noninterest-bearing deposits	21,889				20,878				18,464
Accrued expense and other liabilities	1,781				1,928				2,496
Discontinued liabilities — education lending business (d), (g)	5,287				5,421				5,912

Total liabilities	76,312				76,030				77,226
Equity
Key shareholders’ equity	10,261				10,222				9,943
Noncontrolling interests	34				24				16

Total equity	10,295				10,246				9,959

Total liabilities and equity	$86,607				$86,276				$87,185

Interest rate spread (TE)				3.12%				2.95%			2.78%

Net interest income (TE) and net interest margin (TE)			607	3.37%			578	3.23%		563	3.13%

TE adjustment (b)			6				6			6

Net interest income, GAAP basis			$601				$572			$557

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.
(h)	Commercial, financial and agricultural average balance for the three months ended December 31, 2012, and September 30, 2012, includes $90 million and 54 million, respectively, of assets from commercial credit cards.
TE	= Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Twelve months ended December 31, 2012				Twelve months ended December 31, 2011
	Average				Average
	Balance		Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$21,141	(h)	$810	3.83%	$17,507	$705	4.03%
Real estate — commercial mortgage	7,656		339	4.43	8,437	380	4.50
Real estate — construction	1,171		56	4.74	1,677	73	4.36
Commercial lease financing	5,142		187	3.64	5,846	293	5.01

Total commercial loans	35,110		1,392	3.96	33,467	1,451	4.34
Real estate — residential mortgage	2,049		100	4.86	1,850	97	5.25
Home equity:
Key Community Bank	9,520		384	4.03	9,390	387	4.12
Other	473		37	7.81	598	46	7.66

Total home equity loans	9,993		421	4.21	9,988	433	4.34
Consumer other — Key Community Bank	1,269		121	9.53	1,167	113	9.62
Credit cards	288		40	13.99	—	—	—
Consumer other:
Marine	1,551		97	6.26	1,992	125	6.28
Other	102		8	8.14	142	11	7.87

Total consumer other	1,653		105	6.38	2,134	136	6.38

Total consumer loans	15,252		787	5.16	15,139	779	5.14

Total loans	50,362		2,179	4.33	48,606	2,230	4.59
Loans held for sale	579		20	3.45	387	14	3.58
Securities available for sale (b), (e)	13,422		399	3.08	18,766	584	3.20
Held-to-maturity securities (b)	3,511		69	1.97	514	12	2.35
Trading account assets	718		18	2.48	878	26	2.97
Short-term investments	2,116		6	.27	2,543	6	.25
Other investments (e)	1,141		38	3.27	1,264	42	3.14

Total earning assets	71,849		2,729	3.82	72,958	2,914	4.02
Allowance for loan and lease losses	(919)				(1,250)
Accrued income and other assets	9,961				10,385
Discontinued assets — education lending business	5,524				6,203

Total assets	$86,415				$88,296

Liabilities
NOW and money market deposit accounts	$29,673		56	.19	$27,001	71	.26
Savings deposits	2,218		1	.05	1,958	1	.06
Certificates of deposit ($100,000 or more) (f)	3,574		94	2.64	4,931	149	3.02
Other time deposits	5,386		104	1.92	7,185	166	2.31
Deposits in foreign office	767		2	.23	807	3	.30

Total interest-bearing deposits	41,618		257	.62	41,882	390	.93
Federal funds purchased and securities sold under repurchase agreements	1,814		4	.19	1,981	5	.27
Bank notes and other short-term borrowings	413		7	1.69	619	11	1.84
Long-term debt (f), (g)	4,673		173	4.10	7,293	216	3.18

Total interest-bearing liabilities	48,518		441	.92	51,775	622	1.21

Noninterest-bearing deposits	20,217				17,381
Accrued expense and other liabilities	1,989				2,687
Discontinued liabilities — education lending business (d), (g)	5,524				6,203

Total liabilities	76,248				78,046
Equity
Key shareholders’ equity	10,144				10,133
Noncontrolling interests	23				117

Total equity	10,167				10,250

Total liabilities and equity	$86,415				$88,296

Interest rate spread (TE)				2.90%			2.81%

Net interest income (TE) and net interest margin (TE)			2,288	3.21%		2,292	3.16%

TE adjustment (b)			24			25

Net interest income, GAAP basis			$2,264			$2,267

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.
(h)	Commercial, financial and agricultural average balance includes $36 million of assets from commercial credit cards.
TE	= Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Noninterest Income

(in millions)

	Three months ended			Twelve months ended
	12-31-12	9-30-12	12-31-11	12-31-12	12-31-11
Trust and investment services income (a)	$104	$106	$104	$421	$434
Service charges on deposit accounts	75	74	70	287	281
Operating lease income	16	17	25	75	122
Letter of credit and loan fees	59	52	56	221	213
Corporate-owned life insurance income	36	26	35	122	121
Net securities gains (losses)	—	—	—	—	1
Electronic banking fees	18	18	18	72	114
Gains on leased equipment	2	46	9	111	25
Insurance income	14	13	11	50	53
Net gains (losses) from loan sales	57	39	27	150	75
Net gains (losses) from principal investing	2	11	(8)	72	78
Investment banking and capital markets income (loss) (a)	47	38	24	165	134
Other income	36	104	43	221	157

Total noninterest income	$466	$544	$414	$1,967	$1,808

(a)	Additional detail provided in tables below.

Trust and Investment Services Income

(in millions)

	Three months ended			Twelve months ended
	12-31-12	9-30-12	12-31-11	12-31-12	12-31-11
Brokerage commissions and fee income	$32	$34	$33	$134	$132
Personal asset management and custody fees	42	41	38	161	153
Institutional asset management and custody fees	30	31	33	126	149

Total trust and investment services income	$104	$106	$104	$421	$434

Investment Banking and Capital Markets Income (Loss)

(in millions)

	Three months ended			Twelve months ended
	12-31-12	9-30-12	12-31-11	12-31-12	12-31-11
Investment banking income	$34	$32	$25	$111	$92
Income (loss) from other investments	2	2	3	13	21
Dealer trading and derivatives income (loss), proprietary (a), (b)	(1)	4	(6)	(2)	(24)
Dealer trading and derivatives income (loss), nonproprietary (b)	3	(9)	(9)	6	2

Total dealer trading and derivatives income (loss)	2	(5)	(15)	4	(22)
Foreign exchange income	9	9	11	37	43

Total investment banking and capital markets income (loss)	$47	$38	$24	$165	$134

(a)	For the quarter ended December 31, 2012, income related to foreign exchange derivatives trading and interest rate derivative trading was less than $1 million and was offset by losses from Key’s credit portfolio management activities. For the quarters ended September 30, 2012, and December 31, 2011, fixed income securities trading comprised the vast majority of this amount. In these quarters, income related to foreign exchange derivative trading and interest rate derivative trading was less than $1 million and was offset by losses from Key’s credit portfolio management activities.
(b)	The allocation between proprietary and nonproprietary is made based upon whether the trade is conducted for the benefit of Key or Key’s clients rather than based upon the proposed rulemakings under the Volcker Rule. The prohibitions and restrictions on proprietary trading activities contemplated by the Volcker Rule and the rules proposed thereunder are not yet final. Therefore, the ultimate impact of the rules proposed under the Volcker Rule is not yet known.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Noninterest Expense

(dollars in millions)

	Three months ended			Twelve months ended
	12-31-12	9-30-12	12-31-11	12-31-12	12-31-11
Personnel (a)	$433	$411	$387	$1,618	$1,520
Net occupancy	69	65	66	260	258
Operating lease expense	12	13	18	57	94
Computer processing	39	43	42	166	166
Business services and professional fees	55	49	57	193	186
FDIC assessment	8	7	7	31	52
OREO expense, net	1	1	5	15	13
Equipment	27	27	25	107	103
Marketing	20	18	24	68	60
Provision (credit) for losses on lending-related commitments	(14)	(8)	(11)	(16)	(28)
Intangible asset amortization on credit cards	8	6	—	14	—
Other intangible asset amortization	4	3	1	9	4
Other expense	94	99	96	385	362

Total noninterest expense	$756	$734	$717	$2,907	$2,790

Average full-time equivalent employees (b)	15,589	15,833	15,381	15,589	15,381

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Twelve months ended
	12-31-12	9-30-12	12-31-11	12-31-12	12-31-11
Salaries	$257	$251	$234	$989	$919
Incentive compensation	87	89	82	313	306
Employee benefits	66	55	55	242	229
Stock-based compensation	13	11	13	51	45
Severance	10	5	3	23	21

Total personnel expense	$433	$411	$387	$1,618	$1,520

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Loan Composition

(dollars in millions)

				Percent change 12-31-12 vs.
	12-31-12	9-30-12	12-31-11	9-30-12	12-31-11
Commercial, financial and agricultural (a)	$23,242	$21,979	$19,759	5.7%	17.6%
Commercial real estate:
Commercial mortgage	7,720	7,529	8,037	2.5	(3.9)
Construction	1,003	1,067	1,312	(6.0)	(23.6)

Total commercial real estate loans	8,723	8,596	9,349	1.5	(6.7)
Commercial lease financing	4,915	4,960	5,674	(.9)	(13.4)

Total commercial loans	36,880	35,535	34,782	3.8	6.0
Residential — prime loans:
Real estate — residential mortgage	2,174	2,138	1,946	1.7	11.7
Home equity:
Key Community Bank	9,816	9,768	9,229	.5	6.4
Other	423	409 (d)	535	3.4	(20.9)

Total home equity loans	10,239	10,177	9,764	.6	4.9

Total residential — prime loans	12,413	12,315	11,710	.8	6.0
Consumer other — Key Community Bank	1,349	1,313	1,192	2.7	13.2
Credit cards	729	710	—	2.7	N/M
Consumer other:
Marine	1,358	1,448	1,766	(6.2)	(23.1)
Other	93	98	125	(5.1)	(25.6)

Total consumer — indirect loans	1,451	1,546	1,891	(6.1)	(23.3)

Total consumer loans	15,942	15,884	14,793	.4	7.8

Total loans (b), (c)	$52,822	$51,419	$49,575	2.7%	6.5%

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12-31-12 vs.
	12-31-12	9-30-12	12-31-11	9-30-12	12-31-11
Commercial, financial and agricultural	$29	$13	$19	123.1%	52.6%
Real estate — commercial mortgage	477	484	567	(1.4)	(15.9)
Real estate — construction	—	10	35	N/M	N/M
Commercial lease financing	8	4	12	100.0	(33.3)
Real estate — residential mortgage	85	117	95	(27.4)	(10.5)

Total loans held for sale	$599	$628	$728	(4.6)%	(17.7)%

Summary of Changes in Loans Held for Sale
(dollars in millions)

	4Q12	3Q12	2Q12	1Q12	4Q11
Balance at beginning of period	$628	$656	$511	$728	$479
New originations	1,686	1,280	1,308	935	1,235
Transfers from held to maturity, net	38	13	7	19	19
Loan sales	(1,747)	(1,311)	(1,165)	(1,168)	(932)
Loan draws (payments), net	(4)	(9)	(4)	(3)	(72)
Transfers to OREO / valuation adjustments	(2)	(1)	(1)	—	(1)

Balance at end of period	$599	$628	$656	$511	$728

(a)	December 31, 2012 and September 30, 2012 loan balances include $90 million and $88 million of commercial credit card balances, respectively.
(b)	Excluded at December 31, 2012, September 30, 2012, and December 31, 2011, are loans in the amount of $5.2 billion, $5.3 billion, and $5.8 billion, respectively, related to the discontinued operations of the education lending business.
(c)	December 31, 2012 includes purchased loans of $217 million of which $23 million were purchased credit impaired. September 30, 2012 includes purchased loans of $231 million of which $25 million were purchased credit impaired.
(d)	This loan category was impacted by the $45 million in net loan charge-offs taken in the third quarter of 2012 related to the updated regulatory guidance. During the fourth quarter of 2012, updated charge-off amounts were reallocated to other loan categories. This amount would have been $454 million exclusive of the above-referenced net loan charge-offs at September 30, 2012.
N/M	= Not Meaningful

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Exit Loan Portfolio From Continuing Operations

(dollars in millions)

	Balance			Change	Net Loan		Balance on
	Outstanding			12-31-12 vs.	Charge-offs		Nonperforming Status
	12-31-12	9-30-12		9-30-12	4Q12	3Q12 (c)	12-31-12	9-30-12
Residential properties — homebuilder	$24	$31		$(7)	$1	—	$10	$6
Marine and RV floor plan	33	35		(2)	—	$(1)	10	12
Commercial lease financing (a)	997	1,035		(38)	—	(3)	6	8

Total commercial loans	1,054	1,101		(47)	1	(4)	26	26
Home equity — Other	423	409	(d)	14	11	5	21	18
Marine	1,358	1,448		(90)	14	6	34	31
RV and other consumer	93	98		(5)	1	(1)	2	2

Total consumer loans	1,874	1,955		(81)	26	10	57	51

Total exit loans in loan portfolio	$2,928	$3,056		$(128)	$27	$6	$83	$77

Discontinued operations — education lending business (not included in exit loans above) (b)	$5,201	$5,328		$(127)	$15	$12	$20	$22

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; and (3) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.
(d)	This loan category was impacted by the $45 million in net loan charge-offs taken in the third quarter of 2012 related to the updated regulatory guidance. During the fourth quarter of 2012, updated charge-off amounts were reallocated to other loan categories. This amount would have been $454 million exclusive of the above-referenced net loan charge-offs at September 30, 2012.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	4Q12	3Q12	2Q12	1Q12	4Q11
Net loan charge-offs	$58	$109	$77	$101	$105
Net loan charge-offs to average loans	.44%	.86%	.63%	.82%	.86%
Allowance for loan and lease losses to annualized net loan charge-offs	384.85	204.78	286.74	232.39	241.01
Allowance for loan and lease losses	$888	$888	$888	$944	$1,004
Allowance for credit losses (a)	917	931	939	989	1,049
Allowance for loan and lease losses to period-end loans	1.68%	1.73%	1.79%	1.92%	2.03%
Allowance for credit losses to period-end loans	1.74	1.81	1.89	2.01	2.12
Allowance for loan and lease losses to nonperforming loans	131.75	135.99	135.16	141.74	138.10
Allowance for credit losses to nonperforming loans	136.05	142.57	142.92	148.50	144.29
Nonperforming loans at period end (b)	$674	$653	$657	$666	$727
Nonperforming assets at period end	735	718	751	767	859
Nonperforming loans to period-end portfolio loans	1.28%	1.27%	1.32%	1.35%	1.47%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.39	1.39	1.51	1.55	1.73

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.
(b)	December 31, 2012 and September 30, 2012 amounts exclude $23 million and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Twelve months ended
	12-31-12	9-30-12	12-31-11	12-31-12	12-31-11
Average loans outstanding	$51,859	$50,695	$48,664	$50,362	$48,606

Allowance for loan and lease losses at beginning of period	$888	$888	$1,131	$1,004	$1,604
Loans charged off:
Commercial, financial and agricultural	15	16	45	80	169
Real estate — commercial mortgage	33	23	24	102	113
Real estate — construction	5	3	2	24	83

Total commercial real estate loans	38	26	26	126	196
Commercial lease financing	7	—	6	27	42

Total commercial loans	60	42	77	233	407
Real estate — residential mortgage (a)	8	6	7	27	29
Home equity:
Key Community Bank (a)	(14)	65	22	99	100
Other (a)	12	6	10	35	45

Total home equity loans	(2)	71	32	134	145
Consumer other — Key Community Bank	9	9	11	38	45
Credit cards	9	2	—	11	—
Consumer other:
Marine (a)	18	11	20	59	80
Other (a)	2	—	2	6	9

Total consumer other	20	11	22	65	89

Total consumer loans	44	99	72	275	308

Total loans charged off	104	141	149	508	715
Recoveries:
Commercial, financial and agricultural	23	9	17	63	50
Real estate — commercial mortgage	5	2	1	23	10
Real estate — construction	2	1	8	5	27

Total commercial real estate loans	7	3	9	28	37
Commercial lease financing	4	8	6	22	25

Total commercial loans	34	20	32	113	112
Real estate — residential mortgage	1	—	—	3	3
Home equity:
Key Community Bank	4	3	2	11	11
Other	1	1	1	5	4

Total home equity loans	5	4	3	16	15
Consumer other — Key Community Bank	1	2	2	6	8
Consumer other:
Marine	4	5	6	22	32
Other	1	1	1	3	4

Total consumer other	5	6	7	25	36

Total consumer loans	12	12	12	50	62

Total recoveries	46	32	44	163	174

Net loan charge-offs	(58)	(109)	(105)	(345)	(541)
Provision (credit) for loan and lease losses	57	109	(22)	229	(60)
Foreign currency translation adjustment	1	—	—	—	1

Allowance for loan and lease losses at end of period	$888	$888	$1,004	$888	$1,004

Liability for credit losses on lending-related commitments at beginning of period	$43	$51	$56	$45	$73
Provision (credit) for losses on lending-related commitments	(14)	(8)	(11)	(16)	(28)

Liability for credit losses on lending-related commitments at end of period (b)	$29	$43	$45	$29	$45

Total allowance for credit losses at end of period	$917	$931	$1,049	$917	$1,049

Net loan charge-offs to average loans	.44%	.86%	.86%	.69%	1.11%
Allowance for loan and lease losses to annualized net loan charge-offs	384.85	204.78	241.01	257.39	185.58
Allowance for loan and lease losses to period-end loans	1.68	1.73	2.03	1.68	2.03
Allowance for credit losses to period-end loans	1.74	1.81	2.12	1.74	2.12
Allowance for loan and lease losses to nonperforming loans	131.75	135.99	138.10	131.75	138.10
Allowance for credit losses to nonperforming loans	136.05	142.57	144.29	136.05	144.29
Discontinued operations — education lending business:
Loans charged off	$19	$17	$31	$75	$138
Recoveries	4	5	6	17	15

Net loan charge-offs	$(15)	$(12)	$(25)	$(58)	$(123)

(a)	Further review of the loans subject to updated regulatory guidance in the third quarter of 2012 was performed during the fourth quarter of 2012. This review resulted in a partial home equity loan charge-off reversal and reallocation of the updated charge-off amounts to other consumer loan portfolios. Home equity — Key Community Bank charge-offs were $18 million prior to adjustments made from this review. Prior to reallocation, Real estate — residential mortgage, Home equity — Other, Consumer other — Marine, and Consumer other — Other charge-offs were $3 million, $6 million, $11 million, and $1 million, respectively.
(b)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	12-31-12	9-30-12	6-30-12	3-31-12	12-31-11
Commercial, financial and agricultural	$99	$132	$141	$168	$188
Real estate — commercial mortgage	120	134	172	175	218
Real estate — construction	56	53	68	66	54

Total commercial real estate loans	176	187	240	241	272
Commercial lease financing	16	18	18	22	27

Total commercial loans	291	337	399	431	487
Real estate — residential mortgage (a)	103	83	78	82	87
Home equity:
Key Community Bank	210	171	141	109	108
Other	21	18	17	12	12

Total home equity loans (a)	231	189	158	121	120
Consumer other — Key Community Bank	2	3	2	1	1
Credit cards	11	8	—	—	—
Consumer other:
Marine	34	31	19	30	31
Other	2	2	1	1	1

Total consumer other	36	33	20	31	32

Total consumer loans	383	316	258	235	240

Total nonperforming loans (b)	674	653	657	666	727
Nonperforming loans held for sale	25	19	38	24	46
OREO	22	29	28	61	65
Other nonperforming assets	14	17	28	16	21

Total nonperforming assets	$735	$718	$751	$767	$859

Accruing loans past due 90 days or more	$78	$89	$131	$169	$164
Accruing loans past due 30 through 89 days	424	354	362	420	441
Restructured loans — accruing and nonaccruing (c)	320	323	274	293	276
Restructured loans included in nonperforming loans (c)	249	217	163	184	191
Nonperforming assets from discontinued operations — education lending business	20	22	18	19	23
Nonperforming loans to period-end portfolio loans	1.28%	1.27%	1.32%	1.35%	1.47%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.39	1.39	1.51	1.55	1.73

(a)	All of the increase in Real estate — residential mortgage and $26 million of the increase in Total home equity loans from September 30, 2012 to December 31, 2012 was related to regulatory guidance issued in the second and third quarters of 2012.
(b)	December 31, 2012 and September 30, 2012 amounts exclude $23 million and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.
(c)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance. The majority of the increase in restructured loans included in nonperforming loans from September 30, 2012 to December 31, 2012 was a result of updated regulatory guidance in the third quarter of 2012.

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	4Q12	3Q12	2Q12	1Q12	4Q11
Balance at beginning of period	$653	$657	$666	$727	$788
Loans placed on nonaccrual status	288	276	350	214	230
Charge-offs	(104)	(141)	(131)	(132)	(149)
Loans sold	(44)	(43)	(49)	(27)	(28)
Payments	(78)	(74)	(110)	(65)	(70)
Transfers to OREO	(7)	(10)	(6)	(15)	(12)
Transfers to nonperforming loans held for sale	(8)	—	(16)	—	(19)
Transfers to other nonperforming assets	(1)	—	(14)	—	(4)
Loans returned to accrual status	(25)	(12)	(33)	(36)	(9)

Balance at end of period (a)	$674	$653	$657	$666	$727

(a)	December 31, 2012 and September 30, 2012 amounts exclude $23 million and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	4Q12	3Q12	2Q12	1Q12	4Q11
Balance at beginning of period	$19	$38	$24	$46	$42
Transfers in	8	—	16	—	19
Net advances / (payments)	(1)	(1)	—	(1)	(3)
Loans sold	(1)	(17)	(1)	(1)	(11)
Transfers to OREO	—	(1)	—	—	(1)
Valuation adjustments	—	—	(1)	(1)	—
Loans returned to accrual status / other	—	—	—	(19)	—

Balance at end of period	$25	$19	$38	$24	$46

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	4Q12	3Q12	2Q12	1Q12	4Q11
Balance at beginning of period	$29	$28	$61	$65	$63
Properties acquired — nonperforming loans	7	11	6	15	13
Valuation adjustments	(2)	(2)	(7)	(7)	(4)
Properties sold	(12)	(8)	(32)	(12)	(7)

Balance at end of period	$22	$29	$28	$61	$65

KeyCorp Reports Fourth Quarter 2012 Profit

January 24, 2013

Line of Business Results

(dollars in millions)

						Percent change 4Q12 vs.
	4Q12	3Q12	2Q12	1Q12	4Q11	3Q12	4Q11
Key Community Bank
Summary of operations
Total revenue (TE)	$567	$576	$537	$528	$546	(1.6)%	3.8%
Provision (credit) for loan and lease losses	23	120	11	2	30	(80.8)	(23.3)
Noninterest expense	529	512	476	457	476	3.3	11.1
Net income (loss) attributable to Key	31	(23)	41	57	40	N/M	(22.5)
Average loans and leases	29,252	28,386	27,043	26,617	26,406	3.1	10.8
Average deposits	50,123	49,537	48,253	47,768	48,076	1.2	4.3
Net loan charge-offs	12	93	50	49	71	(87.1)	(83.1)
Net loan charge-offs to average loans	.16%	1.30%	.74%	.74%	1.07%	N/A	N/A
Nonperforming assets at period end	$459	$422	$401	$402	$415	8.8	10.6
Return on average allocated equity	4.13%	(3.11)%	5.73%	7.74%	5.07%	N/A	N/A
Average full-time equivalent employees	9,019	9,209	8,757	8,719	8,633	(2.1)	4.5
Key Corporate Bank
Summary of operations
Total revenue (TE)	$424	$392	$392	$401	$412	8.2%	2.9%
Provision (credit) for loan and lease losses	11	(3)	4	13	(61)	N/M	N/M
Noninterest expense	206	209	218	230	228	(1.4)	(9.6)
Net income (loss) attributable to Key	130	118	104	100	156	10.2	(16.7)
Average loans and leases	19,477	18,886	18,532	18,584	17,784	3.1	9.5
Average loans held for sale	538	441	514	509	356	22.0	51.1
Average deposits	13,672	12,873	12,409	11,556	11,162	6.2	22.5
Net loan charge-offs	21	8	9	25	12	162.5	75.0
Net loan charge-offs to average loans	.43%	.17%	.20%	.54%	.27%	N/A	N/A
Nonperforming assets at period end	$175	$197	$248	$237	$294	(11.2)	(40.5)
Return on average allocated equity	30.97%	27.61%	23.53%	21.24%	30.03%	N/A	N/A
Average full-time equivalent employees	2,049	2,146	2,175	2,169	2,204	(4.5)	(7.0)
Key Corporate Bank supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$189	$166	$181	$165	$184	13.9%	2.7%
Provision (credit) for loan and lease losses	14	(3)	5	—	(31)	N/M	N/M
Noninterest expense	59	62	67	63	66	(4.8)	(10.6)
Net income (loss) attributable to Key	72	67	65	64	94	7.5	(23.4)
Average loans and leases	7,625	7,342	7,344	7,700	7,446	3.9	2.4
Average loans held for sale	455	359	337	291	216	26.7	110.6
Average deposits	10,538	9,674	9,254	8,279	7,694	8.9	37.0
Net loan charge-offs	26	9	7	16	10	188.9	160.0
Net loan charge-offs to average loans	1.36%	.49%	.38%	.84%	.53%	N/A	N/A
Nonperforming assets at period end	$136	$142	$186	$173	$209	(4.2)	(34.9)
Return on average allocated equity	38.86%	34.44%	31.27%	27.92%	36.35%	N/A	N/A
Average full-time equivalent employees	907	929	983	982	983	(2.4)	(7.7)
Equipment Finance
Total revenue (TE)	$53	$57	$57	$64	$62	(7.0)%	(14.5)%
Provision (credit) for loan and lease losses	(6)	—	6	(2)	(15)	N/M	N/M
Noninterest expense	35	35	37	37	48	—	(27.1)
Net income (loss) attributable to Key	15	14	9	18	18	7.1	(16.7)
Average loans and leases	5,099	5,159	4,887	4,780	4,681	(1.2)	8.9
Average loans held for sale	9	7	23	24	10	28.6	(10.0)
Average deposits	6	6	7	8	9	—	(33.3)
Net loan charge-offs	4	(1)	4	5	(1)	N/M	N/M
Net loan charge-offs to average loans	.31%	(.08)%	.33%	.42%	(.08)%	N/A	N/A
Nonperforming assets at period end	$26	$30	$33	$28	$41	(13.3)	(36.6)
Return on average allocated equity	25.07%	22.73%	14.48%	26.71%	23.19%	N/A	N/A
Average full-time equivalent employees	367	383	393	394	442	(4.2)	(17.0)
Institutional and Capital Markets
Total revenue (TE)	$182	$169	$154	$172	$166	7.7%	9.6%
Provision (credit) for loan and lease losses	3	—	(7)	15	(15)	N/M	N/M
Noninterest expense	112	112	114	130	114	—	(1.8)
Net income (loss) attributable to Key	43	37	30	18	44	16.2	(2.3)
Average loans and leases	6,753	6,385	6,301	6,104	5,657	5.8	19.4
Average loans held for sale	74	75	154	194	130	(1.3)	(43.1)
Average deposits	3,128	3,193	3,148	3,269	3,459	(2.0)	(9.6)
Net loan charge-offs	(9)	—	(2)	4	3	N/M	N/M
Net loan charge-offs to average loans	(.53)%	—	(.13)%	.26%	.21%	N/A	N/A
Nonperforming assets at period end	$13	$25	$29	$36	$44	(48.0)	(70.5)
Return on average allocated equity	24.61%	21.61%	17.44%	10.33%	24.01%	N/A	N/A
Average full-time equivalent employees	775	834	799	793	779	(7.1)	(.5)

TE	= Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful